                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We have issued our report dated February 28, 1997 accompanying the consolidated financial statements of Southern Mineral Corporation (the "Company") and Subsidiaries appearing in this Annual Report on Form 10-KSB for the year ended December 31, 1996. We consent to the incorporation by reference of the aforementioned report in the Company's Form S-8 Registration Statement No. 33-60571, Form S-3 Registration Statement No. 33-60583, and Form S-8 Registration Statement No. 333-12375.



/s/ Grant Thornton LLP

GRANT THORNTON LLP

Houston, Texas
February 28, 1997